UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2021 (January 28, 2021)

Goldman Sachs Private Middle Market Credit LLC

(Exact name of registrant as specified in charter)

Delaware	000-55660	81-3233378
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York		10282
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01 – Regulation FD Disclosure.

On January 28, 2021, Goldman Sachs Private Middle Market Credit LLC (the “Fund”) disclosed the below information to its unitholders (the “Unitholders”):

Goldman Sachs Private Middle Market Credit LLC (the “Fund”) will be making a $113.0 million distribution on Friday, January 29, 2021, which amounts to 10.3% of the Fund’s committed capital. Inclusive of this payment, the Fund will have distributed $444.6 million to the Unitholders, equating to 40.5% of total committed capital.

The continued rebound in equity and credit markets has spurred increased capital markets activities, including mergers and debt refinancings. This trend accelerated into year end, aided by improved economic sentiment resulting from the FDA approval of certain COVID-19 vaccines. As a result, the Fund received full repayment from six investments aggregating to $88.2 million. Out of these repayments, 65.0% was first lien senior secured loans, 34.8% was second lien senior secured loans and 0.2% was preferred stock. Three of the investments are in the healthcare industry, two in the chemical industry and one in technology. These repayments, coupled with continued strong credit cash flow performance, have facilitated the large distribution.

Distribution Information

Record Date: December 31, 2020

Payment Date: January 29, 2021

Distribution Amount Per Common Unit: $10.5727

Breakdown of the Current Distribution per Common Unit

Net Investment Income: $ -

Return of Capital: $10.5727

* * *

The information disclosed under this Item 7.01 is being “furnished” and shall not be deemed “filed” by the Fund for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT LLC (Registrant)

Date: January 28, 2021	By:	/s/ Brendan McGovern
Name: Brendan McGovern
Title: Chief Executive Officer and President